UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: June 11, 2008
(Date of earliest event reported)

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)
Commission file number 000-04065

Ohio (State or other jurisdiction of incorporation or organization)	13-1955943 (I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio (Address of principal executive offices)	43215 (Zip Code)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On June 11, 2008, Lancaster Colony Corporation (the “Company”) sold effectively all the operating assets of its automotive accessory operations located in Des Moines, Iowa to certain members of the local management group for approximately $27.5 million in cash, subject to customary post-closing adjustments. This sale price was determined through arms-length negotiation. This transaction results from the Company’s exploration of strategic alternatives among its nonfood operations. The Company anticipates a pretax loss on the transaction of approximately $20 to $22 million, pending customary post-closing adjustments.
     An additional filing on Form 8-K to present proforma financial information and the asset purchase agreement will be filed within the requisite period under Items 2.01 and 9.01.
     A copy of the press release issued by the Company announcing this event is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits:
99.1	Press Release dated June 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation
(Registrant)

Date: June 11, 2008	By:	/s/ John L. Boylan

John L. Boylan Treasurer, Vice President, Assistant Secretary, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

99.1	Press Release dated June 11, 2008	Filed herewith